Exhibit 10.11

SECOND AMENDMENT TO THE

METROPOLITAN BANK HOLDING CORP.

2009 EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors (the “Board”) of Metropolitan Bank Holding Corp. (the “Company”) adopted the Metropolitan Bank Holding Corp. 2009 Equity Incentive Plan (“the “Plan”), which was approved by the Company’s shareholders in 2009; and

WHEREAS, Section 5 of the Plan provides that the Board may increase or decrease the number of shares of common stock of the Company (the “Shares”) which may be issued under the Plan, subject to any approvals required under applicable law; and

WHEREAS, Section 21 of the Plan provides that the Board may amend the Plan from time to time; and

WHEREAS, the Board wishes to amend the Plan as set forth herein, in order to reserve an additional 760,000 Shares for issuance under the Plan; and

WHEREAS, the Board wishes to submit this Second Amendment to the Company’s shareholders for approval at the Company’s 2016 annual meeting of shareholders.

NOW THEREFORE, the Plan is hereby amended as follows, effective upon the approval of the Company’s shareholders:

1.       Amendment to Section 5 of the Plan. The first sentence of Section 5 of the Plan is hereby amended and restated to read as follows:

“The number of Shares of Common Stock reserved for the grant of Awards under the Plan shall be 1,183,000, which reflects the number of Shares reserved for the grant of Awards under the Plan (423,000), as amended, plus an additional 760,000, which are added pursuant to the terms of this amendment.

2.       All other provisions of the Plan shall remain unchanged and shall continue in effect.

IN WITNESS WHEREOF, the Board has adopted this Second Amendment as of the date of the Company’s 2016 annual meeting of shareholders.

METROPOLITAN BANK HOLDING CORP.

By: